                                                   EXHIBIT 10.5

                                                    PERFORMANCE PERIOD 2004-2006

[DIEBOLD LOGO]

                          PERFORMANCE SHARE AGREEMENT

                  WHEREAS, ___________ (hereinafter called the "Grantee") is a key associate of Diebold, Incorporated (hereinafter called the "Corporation") or a Subsidiary; and

                  WHEREAS, the execution of a Performance Share Agreement substantially in the form hereof has been authorized by a resolution of the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") duly adopted on February 11, 2004.

                  NOW, THEREFORE, subject to the terms and conditions of the 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 7, 2001), and as further amended by Amendment No. 1 and Amendment No. 2 (the "Plan"), and the terms and conditions described below, the Corporation hereby grants to the Grantee as of February 11, 2004, ____________ Performance Shares, together with the opportunity to earn up to an additional 100% of such number of Performance Shares for superior performance as described herein.

            1. Definitions.

                  As used in this Agreement:

                  (a) A "Change in Control" shall be deemed to have occurred if any of the following events shall occur:

                        (i) The acquisition by any individual, entity or group
            (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% of more of either: (A) the then-outstanding shares of common stock of the Corporation (the "Corporation Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (i), the following acquisition shall not constitute a Change in Control (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and
            (C) of subsection (iii) of this Section 1(b); or

                        (ii) Individuals who, as to the date hereof, constitute
            the Board cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange
            Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                        (iii) Consummation of a reorganization, merger or
            consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

                        (iv) Approval by the shareholders of the Corporation of
            a complete liquidation or dissolution of the Corporation.

                  (b) "Management Objectives" means Relative Total Shareholder Return goals established by the Board for the Corporation for the Performance Period covered by this Agreement as described in Section 2 of this Agreement.

                  (c) "Performance Period" means the period commencing with the closing price of the Common Shares of the Corporation on January 28, 2004 through the time of the determination of the closing price on the New York Stock Exchange on the day of the Corporation's annual earnings release in January 2007.

                  (d) "Relative Total Shareholder Return" or "Relative TSR" means the return, including reinvested dividends (or as determined at the beginning of the Performance Period in such manner as is consistent with the index), shareholders earn from investing in Common Shares, relative to the return earned from an investment in each of the following: (i) a benchmark peer group index comprised of the 14 companies set forth on Exhibit A and (ii) all the companies comprising the Standard & Poors 400 Midcap Index at the closing prices of January 28, 2004.

                  (e) Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

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            2. Management Objectives.

                  The Management Objectives for the Performance Period covered by this Agreement are set forth on Exhibit B. The following applies with respect to the Management Objectives.

                  (a) Each Management Objective shall be evaluated separately with the total award determined through the matrix set forth on Exhibit B, which correlates the Corporation's performance against each Management Objective.

                  (b) In no event shall the Grantee be entitled to receive more than 200% of the Performance Shares granted hereunder.

            3. Grant of Performance Shares.

                  The Corporation hereby grants to the Grantee the number of Performance Shares specified above, which may be earned by the Grantee during the Performance Period as set forth in Section 4 of this Agreement.

            4. Earned Shares.

                  The Performance Shares granted hereby shall be earned based on the level of the Corporation's results with respect to each of the Management Objectives established for the Performance Period covered by this Agreement. The number of Performance Shares earned shall be determined based on the level of results of the Management Objectives in accordance with the matrix, which correlates performance against both measures, as set forth on Exhibit B. No additional Performance Shares shall be earned for results in excess of the maximum level of results for the Management Objectives. If results for a Management Objective are attained at interim levels of performance on the matrix, a proportionate number of Performance Shares shall be earned, as determined by mathematical interpolation, as described by example in Exhibit B. If the Corporation's performance with respect to both Management Objectives is determined to be below the 10th percentile, the number of Performance Shares earned, if any, shall be at the discretion of the Committee, except in the case of Covered Employees.

            5. Payment of Awards.

                  Payment shall be made in the form of the Corporation's Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its sole discretion. Final awards shall be paid, less applicable taxes, as soon as practicable after the receipt of audited financial statements relating to the last fiscal year of the Performance Period covered by this Agreement and the determination by the Committee of the level of attainment of each Management Objective, except as otherwise agreed to by the Corporation and the Grantee.

                  Any payment of awards due pursuant to this Agreement to a deceased Grantee shall be paid to the beneficiary designated by the Grantee by the latest Designation of Death Beneficiary in the form attached as Exhibit C hereto filed by the Grantee with the Corporation. If no such beneficiary has been designated or survives the Grantee, payment shall be made to the Grantee's legal representative. A beneficiary designation may be changed or revoked by a Grantee at any time, provided the change or revocation is filed with the Corporation.

                  Prior to payment, the Corporation shall only have an unfunded and unsecured obligation to make payment of earned awards to the Grantee.

            6. Effect of Change in Control.

                  In the event of a Change in Control prior to the end of the Performance Period, the Performance Shares granted hereby (and under any prior Performance Share Agreements

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      between the Corporation and the Grantee) shall be deemed to have been earned in full and shall be immediately due and payable in the form of Common Shares as soon as practicable following such Change in Control.

            7. Effect of Death, Disability or Retirement.

                  If the Grantee's employment with the Corporation or one of its Subsidiaries should terminate because of death, permanent total disability or retirement under a retirement plan (including, without limitation, any supplemental retirement plan) of the Corporation or a Subsidiary at or after the earliest voluntary retirement age provided for in any such retirement plan or should retire at an earlier age with the consent of the Committee, prior to the payment of an award, the extent to which the Performance Shares granted hereby shall be deemed to have been earned shall be determined as if the Grantee's employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of full months the Grantee was employed during the Performance Period and the denominator of which is the total number of months in the Performance Period; provided, however, the Board, upon the recommendation of the Committee may, in its discretion, increase payments made under the foregoing circumstances up to the full amount payable for service throughout the Performance Period.

            8. Effect of Other Terminations of Employment; Detrimental Activity.

                  In the event that the Grantee's employment shall terminate prior to the payment of an award in a manner other than any specified in
      Section 7 hereof or if the Grantee shall at any time engage in any Detrimental Activity (as defined below), the Grantee shall forfeit any rights he or she may have in any Performance Shares that have not been paid out to the Grantee prior to the time of such termination; provided, however, that the Board, upon recommendation of the Committee, may order payment of an award in an amount determined as in Section 7 hereof for termination owing to death, disability or retirement, under circumstances which warrant such exceptional treatment in the judgment of the Committee and the Board.

            9. Detrimental Activity.

                  If the Grantee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 9(d)(v)(B)) if the Grantee shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Grantee shall:

                  (a) Return to the Corporation all Performance Shares that the Grantee has not disposed of and an amount equal to all cash paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and

                  (b) With respect to any Performance Shares that the Grantee has disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the value of such Performance Shares on the date such Performance Shares were paid out.

                  (c) To the extent that the amounts referred to in Section 9(a) and (b) above are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

                  (d) For purposes of this Agreement, the term "Detrimental Activity" shall include:

                        (i) Engaging in any activity, as an employee, principal,
            agent, or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service or business activity (or in any product, service or business activity which was under active development while the Grantee was employed by the Corporation if such development is being actively pursued by the Corporation during the one-year period first referred to in this Section 9) for which the Grantee has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.

                        (ii) Soliciting any employee of the Corporation or a
            Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.

                        (iii) The disclosure to anyone outside the Corporation
            or a Subsidiary, or the use in other than the Corporation or a Subsidiary's business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Grantee during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.

                        (iv) The failure or refusal to disclose promptly and to
            assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

                        (v) Activity that results in Termination for Cause. For
            the purposes of this Section, "Termination for Cause" shall mean a termination:

                        (A) due to the Grantee's willful and continuous gross
                  neglect of his or her duties for which he or she is employed, or

                        (B) due to an act of dishonesty on the part of the
                  Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.

            10. Shares Non-Transferable.

                  The Performance Shares granted hereby that have not yet been paid out are not transferable other than by will or the laws of descent and distribution.

            11. Dilution and Other Adjustments.

                  In the event of any change in the aggregate number of outstanding Common Shares by reason of any stock dividend or stock split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar corporate change, then the Committee, shall adjust the Management Objectives and/or the number of Performance Shares then held by the Grantee. Such adjustments made by the Committee shall be conclusive and binding for all purposes of this Agreement.

            12. Withholding Taxes.

                  To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with the delivery of Common Shares to the Grantee or other person under this Agreement, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee or such other person will make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, the Grantee or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

            13. Employment Rights.

                  For purposes of this Agreement, the continuous employ of the Grantee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee.

            14. Data Protection.

                  Information about the Grantee and the Grantee's participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee's country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee's participation in the Plan in any one or more of the ways referred to above.

            15. Amendments.

                  Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the Performance Shares without the Grantee's consent.

            16. Validity.

                  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

            17. Governing Law.

                  This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.

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

                  Executed as of the 11th day of February, 2004.

                                                DIEBOLD, INCORPORATED

                                                Walden W. O'Dell
                                                Chairman of the Board and
                                                Chief Executive Officer

            The undersigned hereby acknowledges receipt of an executed original of this Performance Share Agreement and accepts the Performance Shares granted thereunder on the terms and conditions set forth therein and in the Plan.

      Date:___________________                  ________________________________
                                                [Signature]

                                   EXHIBIT A

                             DIEBOLD, INCORPORATED

                 - RELATIVE TSR - PEER GROUP INDEX (14 PEERS) -
   CLOSING PRICE ON JANUARY 28, 2004 - TIME OF DETERMINATION THROUGH CLOSING PRICE ON NEW YORK STOCK EXCHANGE ON DATE OF THE CORPORATION'S ANNUAL EARNINGS
                            RELEASE IN JANUARY 2007

               NAME                       TICKER
               ----                       ------
Affiliated Computer Services, Inc.         ACS

The Bisys Group, Inc.                      BSG

Certegy Inc.                               CEY

Convergys Corporation                      CVG

Deluxe Corporation                         DLX

Dover Corporation                          DOV

Fiserv Inc.                                FISV

Harris Corporation                         HRS

NCR Corporation                            NCR

Pitney Bowes Inc.                          PBI

Sungard Data Systems Inc.                  SDS

Symbol Technologies, Inc.                  SBL

Thomas & Betts Corporation                 TNB

Varian Inc.                                VARI

                                   EXHIBIT B

                             MANAGEMENT OBJECTIVES

   (FOR RELATIVE TSR, CLOSING PRICE ON JANUARY 28, 2004 TIME OF DETERMINATION THROUGH CLOSING PRICE ON NEW YORK STOCK EXCHANGE ON DATE OF THE CORPORATION'S
                    ANNUAL EARNINGS RELEASE IN JANUARY 2007)

      Performance Shares will be earned based upon the Corporation's Relative Total Shareholder Return (Relative TSR), ranking against each of the 14 Company Peer Group and all Companies comprising the Standard & Poor's 400 Midcap Index as of January 28, 2004, as set forth in the matrix below.

            > or = 80TH      1.0        1.2     1.3    1.5     1.7     1.8       2.0


              70TH           0.8        1.0     1.2    1.3     1.5     1.7       1.8

              60TH           0.7        0.8     1.0    1.2     1.3     1.5       1.7

              50TH           0.6        0.7     0.8    1.0     1.2     1.3       1.5

S&P 400       40TH           0.5        0.6     0.7    0.8     1.0     1.2       1.3

              30TH           0.4        0.5     0.6    0.7     0.8     1.0       1.2

            < or = 20TH      0.3        0.4     0.5    0.6     0.7     0.8       1.0

                          < or = 20TH  30TH     40TH   50TH    60TH    70TH   > or = 80TH


                                           PEERS

(1) The percentage of Performance Shares earned for interim levels of performance shall be calculated by mathematical interpolation.

(2) If Diebold performance is below the 10th percentile in both measures, payout, if any is at the discretion of the Compensation Committee of the Board of Directors.

Examples:

         Hypothetical Results
      1. Target Shares                     10,000
         Performance                       70th percentile of S&P 400; 80th
                                           percentile of Peers
         Payout                            1.8 X 10,000 = 18,000 shares

      2. Hypothetical Results
         Target Shares                     10,000
         Performance                       53rd percentile of S&P 400; 67th
                                           percentile of peers
         Payout                            1.32 X 10,000 = 13,200 shares

         DETAILS FOR EXAMPLE #2

         - Peers Interpolation = ((1.3 - 1.2) X (3/10)) + 1.2 = 1.23

         - Peers Interpolation = ((1.5 - 1.3) X (3/10)) + 1.3 = 1.36

         - Peers & S&P 400 Interpolation = ((1.36-1.23) X (7/10)) + 1.23 = 1.32

                                                                       EXHIBIT C

[DIEBOLD LOGO]

                        DESIGNATION OF DEATH BENEFICIARY

            I, the undersigned Grantee, do hereby designate the following person or persons as my Death Beneficiary for the Performance Share Grant under the Diebold, Incorporated, 1991 Amended and Restated Equity and Performance Incentive Plan (the "Plan") and elect that any awards that may, after my death, be payable under said awards be paid to my Death Beneficiary in accordance with this designation.

                       NAME AND PRESENT ADDRESS               RELATIONSHIP TO ME

      ____% to          ______________________                ________________
                        ______________________
                        ______________________
                        ______________________

      ____% to          ______________________                ________________
                        ______________________
                        ______________________
                        ______________________

      ____% to          ______________________                ________________
                        ______________________
                        ______________________
                        ______________________

            If more than one person is designated above and not all of them are in existence at the time of such payment, then such payment shall be made prorata to the survivor or survivors of them at the time of such payment.

            If none of the persons designated above is in existence at the time of such payment, then such payment shall be made in accordance with the terms of the Plan.

            Subject to the terms of the Plan, I reserve the right to change or revoke this designation by written instrument signed by me and filed in accordance with the terms of such Plan.

Date: _________________                     ____________________________________
                                            Grantee